Exhibit No. EX-99.g.1.iv

REVISED - May 2009

The UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolios Trust

Portfolio Implementation Group

Any two of the individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

David Birkenkamp

Catherine Macrae

Karen Mitidiero

Denise Honour

Anthony Marnell

Reuben Barreto

Christopher Fisk

Janee Glidewell

Luis Izaguirre

The following individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph Allessie

Mark Kemper

Thomas Disbrow

1

Revised – May 2009

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolio Trust – Enhanced Yield Portfolio

Fixed Income Group
David Michael	Brian Fehrenbach
Kris Dorr	Philip Tartaglia
Debbie Johnson	Branimir Petranovic
James Law	Aristoteles Damianidis
Yu Chen Lin	Damian Cronin
Ryan Nugent	Ian Packer
Ryan Raymond	Colin Rooney
Robert Sabatino	Lionel Oster
Uwe Schillhorn	Julian Steeds
Eric Staudt	Konstantin Liedman
Justin Tabellione	Christian Jochum
Mary May	David Ric
Jeff Halen	Bob Jolly
David Rothweiler	Michael G. Dow
Elbridge T. Gerry III	Scott Dolan
Kevin McIntyre	Tarun Puri
Alejandro Urbina	David Kim
Alexander Nagel	Amar Reganti
James Hedley	Shu Yang Tan
Steven Liu	Hongbing Hsu
Mark Gunn	Alix Stewart
Susie Clarke	Will Nef
Sarah Collins	Dave Maynard
Dave Hoskins	David Walczak
Nic Barnes	John Athow
Sandy Bhatia	Uta Fehm
Tim Winstone	John Dugenske

2

Revised – May 2009

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

Equity Department

Paul Harvey

James Malles

Michael Abellera

Robert A. Durante

Bojan Petrovich

Jason Mullin

David Bailey

Revised – May 2009

ALL FUNDS

Trade Support

Authorized to verify executed trades

Denise Holman

Earl Hall

Vicky Kammerer

Bill Nicholas

Neal Wilson

Telisa Felder

Mary Keigher

Simon Ball

Christina Mika

Raquel Rabago

Sapna Nagi

Alton Dunkley

Revised – May 2009

Persons Authorized to Act for Corporate and Class Actions for the following Funds: UBS Funds; UBS Relationship Funds; SMA Relationship Trust; Fort Dearborn Income Securities, Inc.; UBS Supplementary Trust; and UBS Private Portfolio Trust – Enhanced Yield Portfolio

Mary A. Drummond

Sally Stoffel

Sue O’Shea

Natasha Wells

Vic Robinson

Laura Rivett

Dan Summerfield

Kevin Hazelden

Yen Peng Tan

Ahamad Maricar

Shelley Aron

Michael Dantas